Exhibit 5.1

Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA ● ASIA PACIFIC ● EUROPE	mheinz@sidley.com +1 312 853 2071

November 25, 2020

Hennessy Capital Acquisition Corp. IV

3415 N. Pines Way, Suite 204

Wilson, Wyoming 83014

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by Hennessy Capital Acquisition Corp. IV, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares (the “Registered Shares”) of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”). The Registered Shares are to be issued pursuant to the terms of the Merger Agreement and Plan of Reorganization, dated as of August 17, 2020 (the “Merger Agreement”), by and among the Company, HCAC IV First Merger Sub, Ltd., an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of the Company (“First Merger Sub”), HCAC IV Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company, and Canoo Holdings Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Canoo”), which provides, among other things, that First Merger Sub will merge with and into Canoo, with Canoo surviving the merger and becoming a wholly owned subsidiary of the Company (the “Merger”). The Registered Shares consist of (i) shares of Common Stock issuable at the effective time of the Merger (the “Closing Shares”) pursuant to Section 3.01(b)(i) of the Merger Agreement, relating to ordinary shares of Canoo issued and outstanding at the effective time of the Merger (including Canoo restricted shares, and including Canoo ordinary shares resulting from the conversion of Canoo preferred shares into Canoo ordinary shares immediately prior to the effective time of the Merger), (ii) shares of Common Stock issuable upon (A) the exercise of options (the “Converted Options”) resulting from the conversion of outstanding Canoo options to purchase Canoo ordinary shares at the effective time of the Merger pursuant to Section 3.01(b)(iv) of the Merger Agreement (the “Option Shares”) and (B) the vesting of restricted stock units (the “Converted RSU Awards”) resulting from the conversion of outstanding Canoo restricted share units to acquire Canoo ordinary shares at the effective time of the Merger pursuant to Section 3.01(b)(v) of the Merger Agreement (the “RSU Shares”), and (iii) shares of Common Stock issuable upon the achievement of certain share price milestones as set forth in, and pursuant to, Section 3.06 of the Merger Agreement and Annex I thereto (the “Earnout Shares”), relating to ordinary shares of Canoo issued and outstanding at the effective time of the Merger (including Canoo restricted shares, and including Canoo ordinary shares resulting from the conversion of Canoo preferred shares into Canoo ordinary shares immediately prior to the effective time of the Merger), outstanding Canoo options at the effective time of the Merger and outstanding Canoo restricted stock units at the effective time of the Merger. The Merger is subject to satisfaction or waiver of a number of conditions, including the approval of the Company’s stockholders of the issuance of the Registered Shares as contemplated by the Merger Agreement.

Hennessy Capital Acquisition Corp. IV

November 25, 2020

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Merger Agreement, the Company’s certificate of incorporation and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Merger Agreement, the form of Second Amended and Restated Certificate of Incorporation of the Company, attached as Annex B to the Registration Statement (the “Amended Charter”), the form of Amended and Restated Bylaws of the Company, attached as Annex C to the Registration Statement, and the issuance of the Registered Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that:

1. Each Closing Share and Earnout Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the issuance of the Registered Shares and the Amended Charter shall have been approved by the stockholders of the Company, (iii) the Amended Charter shall have been filed in accordance with the General Corporation Law of the State of Delaware, as amended (“DGCL”), (iv) the Merger shall have become effective under the Companies Law (2020 Revision), as amended, of the Cayman Islands (the “Cayman Companies Law”) and (v) a certificate representing such Closing Share and Earnout Share (as applicable) shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Closing Share and Earnout Share (as applicable) is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Closing Share and Earnout Share (as applicable) to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement.

2. Each Option Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the issuance of the Registered Shares and the Amended Charter shall have been approved by the stockholders of the Company, (iii) the Amended Charter shall have been filed in accordance with the DGCL, (iv) the Merger shall have become effective under the Cayman Companies Law and (v) a certificate representing such Option Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Option Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Option Share to the person entitled thereto, in each case against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of the related Converted Option and any applicable agreement or plan pertaining to such Converted Option.

Hennessy Capital Acquisition Corp. IV

November 25, 2020

3. Each RSU Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the issuance of the Registered Shares and the Amended Charter shall have been approved by the stockholders of the Company, (iii) the Amended Charter shall have been filed in accordance with the DGCL, (iv) the Merger shall have become effective under the Cayman Companies Law and (v) a certificate representing such RSU Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the RSU Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such RSU Share to the person entitled thereto, in each case in accordance with the terms of the related Converted RSU Award and any applicable agreement or plan pertaining to such Converted RSU Award.

This opinion letter is limited to the DGCL. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP
Sidley Austin LLP